UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

ARYx THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Listing Qualifications Department, or the Staff, of The NASDAQ Stock Market notified us on April 5, 2010 that, for the previous 30 consecutive trading days, the market value of our listed securities had been below the minimum $50.0 million required for continued listing pursuant to NASDAQ Listing Rule 5450(b)(2)(A), or the Rule.  In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we were given 180 calendar days, or until October 4, 2010, to regain compliance.

On October 5, 2010, we received a second letter from the Staff notifying us of its determination that we had failed to regain compliance with the Rule by October 4, 2010 and that our common stock will be delisted from The NASDAQ Global Market on October 14, 2010 unless we request an appeal of this determination.  We may appeal the Staff’s delisting determination to a NASDAQ Hearings Panel, or the Panel, pursuant to the NASDAQ Listing Rule 5800 Series.  We intend to request a hearing regarding the Staff’s delisting determination with the Panel, and we would remain listed on The NASDAQ Global Market pending the Panel’s decision.  There is no assurance that our planned hearing before the Panel on the Staff’s delisting determination will be successful.

A copy of the press release disclosing receipt of the NASDAQ letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated October 8, 2010, entitled “ARYx Therapeutics Receives NASDAQ Notice of Non-Compliance — Company Intends to Request Hearing.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 8, 2010

ARYx THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated October 8, 2010, entitled “ARYx Therapeutics Receives NASDAQ Notice of Non-Compliance — Company Intends to Request Hearing.”